                                FOR PUBLICATION
                         UNITED STATES COURT OF APPEALS
                              FOR THE NINTH CIRCUIT

SOUTHERN CALIFORNIA EDISON                  )
COMPANY,                                    )
                  Plaintiff-Appellee,       )
                  v.                        )
LORETTA M. LYNCH; HENRY M.                  )
DUQUE; RICHARD A. BILAS; CARL               )              No. 01-56879
W. WOOD; GEOFFREY F. BROWN,                 )                D.C. No.
Commissioners of California                 )             CV-00-12056-RSWL
Public Utilities Commission,                )
                  Defendants-Appellees.     )
UTILITY REFORM NETWORK,                     )
                  Defendant-intervenor-     )
                                  Appellant.)

SOUTHERN CALIFORNIA EDISON                  )
COMPANY,                                    )
                  Plaintiff-Appellee,       )
RELIANT ENERGY SERVICES, INC.;              )
MIRANT AMERICAS ENERGY                      )             No. 01-56993
MARKETING, LP,                              )                D.C. No.
                  Intervenors-Appellants,   )            CV-00-12056-RSWL
                  v.                        )
LORETTA M. LYNCH; HENRY M.                  )
DUQUE; RICHARD A. BILAS; CARL               )
W. WOOD; GEOFFREY F. BROWN,                 )
                  Defendants                )

                                         14655

14656                      So. Cal. Edison v. Lynch
--------------------------------------------------------------------------------

SOUTHERN CALIFORNIA EDISON                  )
COMPANY,                                    )
                  Plaintiff-Appellee,       )
CALIFORNIA MANUFACTURERS AND                )
TECHNOLOGY ASSN.,                           )          No. 01-57020
                  Intervenor-Appellant,     )           D.C. No.
                  v.                        )       CV-00-12056-RSWL
LORETTA M. LYNCH; HENRY M.                  )           OPINION
DUQUE; RICHARD A. BILAS; CARL               )
W. WOOD; GEOFFREY F. BROWN,                 )
in their official capacities as             )
Commissioner of the California              )
Public Utilities Commission,                )
                  Defendants-Appellees.     )

                  Appeal from the United States District Court
                     for the Central District of California
                   Ronald S.W. Lew, District Judge, Presiding

                              Argued and Submitted
                       March 4, 2002--Pasadena, California

                            Filed September 23, 2002

                 Before: James R. Browning, Sidney R. Thomas and
                      Johnnie B. Rawlinson, Circuit Judges.

                             Opinion by Judge Thomas

14660                       SO. CAL. EDISON v. LYNCH
--------------------------------------------------------------------------------

                                    COUNSEL

Robert E. Finkelstein and Randolph L. Wu, The Utility
Reform Network, San Francisco, California; Michael J.
Strumwasser, Frederic D. Woocher, Johanna R. Shargel, Daniel
J. Sharfstein, Strumwasser & Woocher LLP, Santa Monica,
California; for the defendant-intervenor-appellant.

Terry J. Houlihan and Geoffrey T. Holtz, McCutchen, Doyle,
Brown & Enersen, LLP, San Francisco, California; John C.
Morrissey and Brian I. Cheng, McCutchen, Doyle, Brown &
Enersen, LLP, Los Angeles; California; for the intervenor-appellant
Reliant Energy Services, Inc.

Bryan A. Merryman and Lisa A. Cottle, White & Case LLP,
Los Angeles, California, for the intervenor-appellant Mirant
Americas Energy Marketing, LP.

Keith R. McCrea and Jim Bushee, Sutherland Asbill & Brennan
LLP, Washington, D.C., for the intervenor-appellant California
Manufacturers and Technology Association.

Gary M. Cohen, Arocles Aguilar, Harvey Y. Morris, and Carrie
G. Pratt, Public Utilities Commission of the State of California,
San Francisco, California, for the defendants-appellees.

Stephen Pickett, Barbara Reeves, and Kris G. Vyas, Southern
California Edison Company, Rosemead, California; Ronald L.
Olson, John W. Spiegel, and Henry Weissmann, Munger, Tolles
& Olson LLP, Los Angeles, California; for the plaintiff-appellee.

--------------------------------------------------------------------------------

                                    OPINION

THOMAS, Circuit Judge:

   In this appeal, we review the district court's order entering a stipulated judgment in an action brought by Southern Cali-

                             SO. CAL. EDISON v. LYNCH           14661
--------------------------------------------------------------------------------

fornia Edison Co. ("SoCal Edison"), an electric public utility that provides retail electric service in Southern California, against the Commissioners ("Commissioners") of the California
Public Utilities Commission ("the Commission"), which
regulates the rates, practices and services of SoCal Edison and other California public utilities. We affirm the judgment of the district court in part and certify questions based on California state law to the Supreme Court of California.

                                       I

   The origins of the present controversy began in 1996 with
the passage of Assembly Bill 1890 ("AB 1890"), which significantly restructured California's power industry. Act of
September 23, 1996, 1996 Cal. Legis. Serv. 854, codified in
Cal. Pub. Util. Codess.ss.330-398.5. The idea animating AB
1890 was that deregulation would foster competition in electrical generation, which would ultimately provide better service
and reduce the price of electricity to consumers. See
generally Cal. Pub. Util. Codess.330.1 Under prior law, the
Commission set the retail electricity rates charged by utilities providing service in exclusive service territories. Id. at
ss.330(d). These regulated rates included reimbursement for
the cost of constructing power plants and contractual obligations for the provision of electrical service. Id. atss.330(q).
The goal of AB 1890 was to create a deregulated market in
which price would be established by competition and consumers could select their electrical power supplier.

   The legislature recognized that the transition from a regulated environment to a competitive market had the potential
to leave the utilities with unrecoverable, or "stranded" costs.
In general terms, stranded costs are those costs an electrical supplier incurs in anticipation of serving customers that later become unrecoverable because the supplier either cannot

--------------------------------------------------------------------------------

   1 The legislation is summarized in Cal. Power Exchange Corp. v. FERC
(In re Cal. Power Exchange Corp.), 245 F.3d 1110, 1114-15 (2001).

14662                  SO. CAL. EDISON v. LYNCH
--------------------------------------------------------------------------------

charge a rate that allows cost recovery or is unable to sell sufficient power. This most typically occurs when there is a shift
in utility rate philosophy from a "cost plus rate of return"
design to a market-driven rate. Ass'n of Pub. Agency Customers,
Inc. v. Bonneville Power Admin., 126 F.3d 1158, 1180
(9th Cir. 1997).

   Of course, as we have observed, "the term `stranded costs'
is something of a misnomer, for someone always pays for
them." Id. Under AB 1890, the Commission was charged with
the responsibility of calculating the amount of stranded costs.
Cal. Pub. Util. Codess.367. The utilities were to recover their allowed stranded costs through individual cost-recovery plans during a transition period when rates were temporarily frozen, under the theory that the utilities would continue to make a profit. Id. atss.368. During this transition period, the utilities were also to dismantle their vertically-integrated operations by selling a large portion of their generation plants, and to sell the output of their remaining generation capacity to a wholesale clearinghouse known as the California Power Exchange
Corporation ("CalPx"). Cal. Power Exchange Corp., 245 F.3d
at 1114-15. During the transition period, the utilities were required to purchase power from CalPx on behalf of retail
customers who had not elected to purchase power elsewhere.
Id. at 1115. The demise of vertical integration, which was regulated by the state, subjected the utilities' purchases of wholesale power to the jurisdiction of the Federal Energy
Regulatory Commission ("FERC"), which regulated CalPx as
a public utility under the Federal Power Act. Id. at 1114.

   In 2000, wholesale electricity prices skyrocketed, particularly in the CalPx spot markets. SoCal Edison, which was still
subject to the retail rate freeze designed to lock in profit, incurred enormous debt because it was unable to pass its
wholesale power costs onto its customers. Id. at 1115. SoCal
Edison alleges that it incurred obligations of over $6.5 billion for wholesale electricity in excess of what it recovered in
retail sales. A series of power emergencies ensued which

                    SO. CAL. EDISON v. LYNCH          14663
--------------------------------------------------------------------------------

threatened the continuous provision of electricity in California.
Id. at 1115-16. FERC responded in a series of regulatory
actions detailed in Cal. Power Exchange Corp. Id. at 1116-19.
In 2001, the California legislature and the Commission took
a series of steps to alleviate the power crisis, the result of which was to significantly alter the impact of AB 1890. However,
SoCal Edison alleges that the legislation failed to
improve SoCal Edison's dire financial condition because
SoCal Edison was precluded by a Commission decision from
recovering costs incurred during the rate freeze period.

   As a result, SoCal Edison filed the instant action for injunctive and declaratory relief against the Commissioners. Among
other theories, SoCal Edison alleged that the refusal of the
Commission to increase its retail rates as SoCal Edison's
wholesale rates rose was preempted under the federal filedrate doctrine, which holds that a state is preempted from preventing the recovery in retail rates of costs incurred pursuant
to FERC tariffs.

   After some preliminary decisions by the district court, The
Utility Reform Network ("TURN"), a non-profit organization
devoted to protecting the interests of residential and smallcommercial consumers of utility services, moved to intervene.
The district court initially denied the motion, but eventually granted TURN permissive intervention. After further proceedings, the case was stayed by agreement of the Commission
and SoCal Edison so that the parties could attempt to resolve their disputes. A settlement was negotiated and presented to the district court in the form of a stipulated judgment
("Stipulated Judgment"). Under the terms of the Stipulated
Judgment, existing rates were to remain in effect for a twoyear period to allow SoCal Edison to recover approximately
$3.3 billion of its $6.3 billion loss during the prior rate-freeze period. TURN objected to the entry of the Stipulated Judgment.
The district court allowed TURN one day to register its
objections, and one day for SoCal Edison and the Commission
to respond. After reviewing the objections, the district

14664                     SO. CAL. EDISON v. LYNCH
-------------------------------------------------------------------------------

court approved the Stipulated Judgment. TURN appeals the
entry of the Stipulated Judgment. Three other parties who
were denied intervention appeal the district court's denial of their intervention motions.

   We affirm the district court on all claims, except for the challenges founded on California state law, which we certify to the California Supreme Court.

                                       II

   The district court did not err in denying the motions to
intervene filed by Reliant Energy Services ("Reliant"), Mirant
Americas Energy Marketing ("Mirant"), and the California
Manufacturers and Technology Association ("CMTA") (collectively,
"Proposed Intervenors"). Reliant and Mirant are
wholesale generators of electricity. The CMTA is a trade
association with approximately 800 manufacturing and technology companies owning and operating facilities in California.
We review the district court's denial of intervention as of
right is reviewed de novo, Waller v. Fin. Corp. of Am., 828
F.2d 579, 582 (9th Cir. 1987), except for district court's determination of timeliness, a decision which we review for abuse
of discretion. Cunningham v. David Special Commitment Ctr.,
158 F.3d 1035, 1037 (9th Cir. 1998). We review the district
court's denial of permissive intervention for abuse of discretion.
Venegas v. Skaggs, 867 F.2d 527, 529 (9th Cir. 1989).

                                      A

   The district court properly denied the Proposed Intervenors'
motions to intervene as of right, pursuant to Rule 24(a),
Federal Rules of Civil Procedure. An applicant for intervention in a pending federal action as a matter of right must satisfy four requirements, namely that: "(1) it has a significant
protectable interest relating to the property or transaction that is the subject of the action; (2) the disposition of the action may, as a practical matter, impair or impede the applicant's

                          SO. CAL. EDISON v. LYNCH           14665
--------------------------------------------------------------------------------

ability to protect its interest; (3) the application is timely; and
(4) the existing parties may not adequately represent the
applicant's interest." United States v. City of Los Angeles, 288
F.3d 391, 397 (9th Cir. 2002) (quoting Donnelly v. Glickman,
159 F.3d 405, 409 (9th Cir. 1998) (internal quotation marks
omitted)).

   The district court correctly denied the Proposed Intervenors'
motions to intervene as of right because they did not satisfy the first requirement: that they have a significant
protectable interest relating to the property or transaction that is the subject of the action. We recently discussed the analytical framework for this requirement in City of Los Angeles,
288 F.3d at 398:

     "An applicant has a `significant protectable interest'
     in an action if (1) it asserts an interest that is protected under some law, and (2) there is a `relationship'
     between its legally protected interest and the
     plaintiff's claims." Donnelly, 159 F.3d at 409. The
     relationship requirement is met "if the resolution of
     the plaintiff's claims actually will affect the applicant."
     Id. at 410. The "interest" test is not a clear-cut
     or bright-line rule, because "[n]o specific legal or
     equitable interest need be established." [Greene v.
     United States, 996 F.2d 973, 976 (9th Cir. 1993).]
     Instead, the "interest" test directs courts to make a
     "practical, threshold inquiry," id., and "is primarily
     a practical guide to disposing of lawsuits by involving
     as many apparently concerned persons as is compatible
     with efficiency and due process," County of
     Fresno v. Andrus, 622 F.2d 436, 438 (9th Cir. 1980)
     (internal quotation marks and citation omitted).

   Reliant and Mirant argue that they have a significant protectable interest in the litigation because SoCal Edison owes
them over $260 million arising out of their wholesale electricity transactions which, allegedly due to the Commission's

14666                  SO. CAL. EDISON v. LYNCH
--------------------------------------------------------------------------------

actions, SoCal Edison is unable to repay. The pending litigation would not resolve those claims, and SoCal Edison is in
privity with the California Power Exchange Corporation, not
with Reliant or Mirant. Thus, Reliant and Mirant are claiming a right to intervene based on a contingent, unsecured claim
against a third-party debtor. This falls far short of the "direct, non-contingent, substantial and legally protectable" interest required for intervention as a matter of right. Dilks v. Aloha
Airlines, 642 F.2d 1155, 1157 (9th Cir. 1981) (citation omitted).

   CMTA asserts that, as an association of more than 800
companies in the manufacturing and high-technology sectors,
its members are "an integral part of the California economy"
who "purchase significant quantities of electricity from SoCal
Edison." However, "an undifferentiated, generalized interest in the outcome of an ongoing action is too porous a foundation on which to premise intervention as of right." Public
Serv. Co. of N.H. v. Patch, 136 F.3d 197, 205 (1st Cir. 1998);
see also Westlands Water Dist. v. U.S., 700 F.2d 561, 563 (9th
Cir. 1983) (Environmental Defense Fund's interest in water
district's water export rights is no different from interest of
"substantial portion of the population of northern California"
and is thus not "legally protectible" under Rule 24(a)). Thus,
CMTA does not have the right to intervene in this case under federal law.

                                       B

   The district court also did not err in denying Reliant,
Mirant, and CMTA permissive intervention. "[A] court may
grant permissive intervention where the applicant for intervention shows (1) independent grounds for jurisdiction; (2)
the motion is timely; and (3) the applicant's claim or defense, and the main action, have a question of law or a question of fact in common." City of Los Angeles, 288 F.3d at 403 (quoting
Northwest Forest Res. Council v. Glickman, 82 F.3d 825,
839 (9th Cir. 1996)). "Even if an applicant satisfies those

                          SO. CAL. EDISON v. LYNCH           14667
-------------------------------------------------------------------------------

threshold requirements, the district court has discretion to deny permissive intervention." Donnelly, 159 F.3d at 412.

   Here, Proposed Intervenors fail to meet the threshold
requirements because no common question of law or fact
exists between their claims and the main action. Proposed
Intervenors argue that the amount of money that SoCal Edison may collect, and how SoCal Edison uses that money,
raises questions of law and fact common to both the underlying action and any claims Reliant and Mirant have against
SoCal Edison and/or the Commission. However, the Proposed
Intervenors' concerns as to whether SoCal Edison would
repay them are sufficiently different from the issues in the underlying action so as to not meet this factor of the test for permissive intervention. "The intervention rule is . . . not intended to allow the creation of whole new lawsuits by the
intervenors." Donnelly, 159 F.3d at 412 (internal quotation
marks and citation omitted).

                                      III

   Reliant, Mirant, and CMTA argue in the alternative that,
even if the district court did not err in denying their motions to intervene, they still have standing to appeal the entry of the
Stipulated Judgment. We disagree.

   A nonparty has standing to appeal a district court's decision
"only in exceptional circumstances." Citibank Int'l. v. Collier-
Traino, Inc., 809 F.2d 1438, 1441 (9th Cir. 1987). We have
allowed such an appeal only when "(1) the appellant, though
not a party, participated in the district court proceedings, and
(2) the equities of the case weigh in favor of hearing the
appeal." Bank of Am. v. M/V Executive, 797 F.2d 772, 774
(9th Cir. 1986). Proposed Intervenors have not met these
requirements. Apart from their applications for intervention, the Proposed Intervenors did not participate in the district court proceedings. By contrast, the appellant in Bank of Am.
filed papers and presented oral argument to a magistrate judge

14668                    SO. CAL. EDISON v. LYNCH
-------------------------------------------------------------------------------

and the district court on the merits of the case. Id. at 774. Further, there is nothing inequitable about limiting participation
in this appeal to submission of amicus briefs. In short, there are no "exceptional circumstances" in this case that justify granting a non-party standing to appeal.

                                       IV

   TURN argues that the Rooker-Feldman doctrine2 precluded
the district court from exercising original jurisdiction. The
Rooker-Feldman doctrine is founded on "the unremarkable
proposition that federal district courts are courts of original, not appellate, jurisdiction." Gruntz v. County of Los Angeles
(In re Gruntz), 202 F.3d 1074, 1078 (9th Cir. 2000) (en banc).
It is based on negative inferences drawn from 28 U.S.C.
ss.1331, which establishes the district court's original jurisdiction, and 28 U.S.C.ss.1257, which allows Supreme Court
review of "[f]inal judgments or decrees rendered by the highest court of a State in which a decision could be had." Id.
(internal quotation marks omitted). Applying these jurisdictional limitations, the Rooker-Feldman doctrine bars direct
federal district court appellate review of state court judicial proceedings. See Worldwide Church of God v. McNair, 805
F.2d 888, 890 (9th Cir. 1986).

   TURN contends that the Rooker-Feldman doctrine applies
here because SoCal Edison's lawsuit is "inextricably intertwined"
with the actions of the Commission and because the
Pacific Gas & Electric Company ("PG&E") sought state judicial review of the Commission's cost-recovery decisions.

-------------------------------------------------------------------------------

   2 The doctrine takes its name from Rooker v. Fid. Trust Co., 263 U.S.
413 (1923), and District of Columbia Court of Appeals v. Feldman, 460
U.S. 462 (1983). Rooker held that federal statutory jurisdiction over direct appeals from state courts lies exclusively in the Supreme Court and is beyond the original jurisdiction of federal district courts. See Rooker, 263
U.S. at 415-16. Feldman held that this jurisdictional bar extends to particular claims that are "inextricably intertwined" with those a state court has already decided. See Feldman, 460 U.S. at 486-87.

                     SO. CAL. EDISON v. LYNCH           14669
-------------------------------------------------------------------------------

   The Rooker-Feldman doctrine does not apply to the actions
of the Commission because it is a state administrative agency, not a court. The primary statute from which the Rooker-
Feldman doctrine has been drawn-- 28 U.S.C.ss.1257--
does not, by its terms, describe state administrative decisions.
More importantly, the Supreme Court has recently rejected a
claim that the Rooker-Feldman doctrine barred federal district court review of adjudicatory decisions of state administrative agencies. As the Court noted:

     The Commission also suggests that the Rooker-
     Feldman doctrine precludes a federal district court
     from exercising jurisdiction over Verizon's claim.
     See District of Columbia Court of Appeals v. Feldman,
     460 U.S. 462, 103 S.Ct. 1303, 75 L.Ed.2d 206
     (1983); Rooker v. Fidelity Trust Co., 263 U.S. 413,
     44 S.Ct. 149, 68 L.Ed. 362 (1923). The Rooker-
     Feldman doctrine merely recognizes that 28 U.S.C.
     ss. 1331 is a grant of original jurisdiction, and does
     not authorize district courts to exercise appellate
     jurisdiction over state-court judgments, which Congress
     has reserved to this Court, see 28 U.S.C.
     ss. 1257(a). The doctrine has no application to judicial
     review of executive action, including determinations
     made by a state administrative agency.

Verizon Md. Inc. v. Pub. Serv. Comm'n of Md., 122 S. Ct.
1753, 1759 n.3 (2002) (emphasis added).

   TURN also claims that a collateral state court judicial challenge to the Commission action filed by PG&E deprives the
district court of jurisdiction over this case. This argument is unavailing. The Rooker-Feldman doctrine does not bar the
exercise of federal court jurisdiction when the federal court litigant was not a party to the state court action. Johnson v. De
Grandy, 512 U.S. 997, 1006 (1994). SoCal Edison was not a
party to PG&E's state court challenge; thus the Rooker-
Feldman doctrine did not preclude the federal district court

14670                       SO. CAL. EDISON v. LYNCH
-------------------------------------------------------------------------------

from exercising jurisdiction in this case.3 SoCal Edison did file an amicus letter in support of PG&E's petition. However,
"mere participation in the state case as amici does not invoke the Rooker/Feldman bar." Bennett v. Yoshina, 140 F.3d 1218,
1224 (9th Cir. 1998). Thus, existence of collateral state court proceedings involving a third party did not deprive the district court of original jurisdiction over this action.

                                       V

   TURN argues the district court should have abstained under the "Burford doctrine" from exercising jurisdiction over this lawsuit. See Burford v. Sun Oil Co., 319 U.S. 315, 332-33
(1943)). We review whether the requirements for abstention
have been met de novo, and the district court's decision
whether to abstain for an abuse of discretion. Fireman's Fund
Ins. Co. v. Quackenbush, 87 F.3d 290, 294 (9th Cir. 1996).

   "District courts have an obligation and a duty to decide
cases properly before them, and `[a]bstention from the exercise of federal jurisdiction is the exception, not the rule.' "
City of Tuscon v. U.S. West Communications, Inc., 284 F.3d
1128, 1132 (2002) (quoting Colorado River Water Conservation
Dist. v. United States, 424 U.S. 800, 813 (1976)).

   However, under the Burford abstention doctrine, when
timely and adequate state court review is available, a federal court sitting in equity may decline to interfere with the proceedings or orders of state administrative agencies:

     (1) when there are difficult questions of state law
     bearing on policy problems of substantial public
     import whose importance transcends the result in the

-------------------------------------------------------------------------------

   3 In fact, the district court in PG&E's case rejected the argument that
PG&E's state court writ was res judicata of PG&E's federal claims. Pac.
Gas & Elec. Co. v. Lynch, No. CV 01-1083RSWLSHX, 2001 WL 840611,
at *8 (C.D. Cal. May 2, 2001).

                  SO. CAL. EDISON v. LYNCH          14671
-------------------------------------------------------------------------------

     case then at bar; or (2) where the exercise of federal
     review of the question in a case and in similar cases
     would be disruptive of state efforts to establish a
     coherent policy with respect to a matter of substantial
     public concern.

New Orleans Pub. Serv., Inc. v. Council of New Orleans, 491
U.S. 350, 361 (1989) (internal quotation marks and citation
omitted).

   We have required certain factors to exist before a district court can abstain under Burford. See City of Tuscon, 284 F.3d at 1133. These are:

     first[,] that the state has chosen to concentrate suits
     challenging the actions of the agency involved in a
     particular court; second, that federal issues could not
     be separated easily from complex state law issues
     with respect to which state courts might have special
     competence; and third, that federal review might disrupt
     state efforts to establish a coherent policy.

Id. (quoting United States v. Morros, 268 F.3d 695, 705 (9th
Cir. 2001)).

   Here, not only has the state not chosen to concentrate suits challenging the administrative action in a particular court, it has expressly waived any abstention defense to SoCal Edison's action and consented to the Stipulated Judgment. See
Ohio Civil Rights Comm'n v. Dayton Christian Schs., Inc.,
477 U.S. 619, 626 (1986) ("A State may of course voluntarily submit to federal jurisdiction even though it might have had a tenable claim for abstention."). Thus, the threshold requirements for the exercise of Burford abstention by the district
court have not been satisfied.4  The fact that a non-state inter-

-------------------------------------------------------------------------------

   4 We also note that "Burford abstention is particularly inappropriate when the plaintiff's claim is based on preemption, because abstaining

14672                    SO. CAL. EDISON v. LYNCH
-------------------------------------------------------------------------------

vening party preferred another forum is not relevant to satisfying the prerequisites for Burford abstention. Cf. Southwest
Airlines Co. v. Texas Intern. Airlines, Inc., 546 F.2d 84, 93
(5th Cir. 1977). "If the State voluntarily chooses to submit to a federal forum, principles of comity do not demand that the federal court force the case back into the State's own system."
Ohio Bureau of Employment Servs. v. Hodory, 431 U.S. 471,
480 (1977). The district court did not err in declining to
abstain in this case.

                                       VI

   The district court did not exceed its authority by approving the stipulated settlement between SoCal Edison and the Commission without TURN's consent, a decision which we
review de novo. Class Plaintiffs v. City of Seattle, 955 F.2d
1268, 1287 (9th Cir. 1992). An intervenor does not have the
right to prevent other parties from entering into a settlement agreement. Local No. 93, Int'l Ass'n of Firefighters, AFL-CIO
v. City of Cleveland, 478 U.S. 501, 528-29 (1986). As the
Court explained:

     [i]t has never been supposed that one party--
     whether an original party, a party that was joined
     later, or an intervenor--could preclude other parties
     from settling their own disputes and thereby withdrawing
     from litigation. Thus, while an intervener is
     entitled to present evidence and have its objections
     heard at the hearings on whether to approve a consent
     decree, it does not have power to block the
     decree merely by withholding its consent.

-------------------------------------------------------------------------------

under Burford would be an implicit ruling on the merits." Morros, 268
F.3d at 705 (quoting Knudsen Corp. v. Nevada State Dairy Comm'n, 676
F.2d 374, 377 (9th Cir. 1982)). Here, SoCal Edison alleges that the federal filed-rate doctrine facially preempts any Commission refusal to permit recovery of SoCal Edison's wholesale procurement costs.

                         SO. CAL. EDISON v. LYNCH           14673
-------------------------------------------------------------------------------

  Thus, TURN's consent was not a necessary precursor to the
district court's accepting the Stipulated Judgment.

   TURN points out that Firefighters provides an exception
where "nonconsenting intervenors" have brought "valid
claims" that are "properly raised." Id. at 529. However, as
TURN itself admits, the organization "as defendants were not expected to raise claims and [its] members cannot challenge
the terms of the settlements in later suits." Instead, what
TURN claims to possess is a "legally cognizable interest in
protecting the refund rights of its 30,000 ratepaying members, in securing the lower rates that state law guarantees them and the stipulated judgment denies them, and in preventing the
rate increases that will inevitably result from this judgment."
These interests do not amount to the kind of "valid claims"
the Firefighters Court had in mind. Furthermore, TURN's
attempt to narrow the scope of the Firefighters exception as applying only to plaintiffs, and not defendants such as TURN, is unavailing because the Firefighters case clearly references
"third part[ies]" in general. See Firefighters, 478 U.S. at 529.
In sum, TURN's consent was not required for the district
court to approve the settlement.

                                      VII

   Nor did the district court's approval of the settlement deny
TURN due process. TURN argues that the district court did
not afford it sufficient time to submit briefs opposing the proposed settlement.

   District courts have "inherent power" to control their dockets.
Ferdik v. Bonzelet, 963 F.2d 1258, 1260 (9th Cir. 1992).
Our review of such decisions is deferential; we will reverse a district court's litigation management decisions only if it
abused its discretion, see id., or if the procedures deprived the litigant of due process of law within the meaning of the Fifth or Fourteenth Amendments. See Barona Group of Capitan
Grande Band of Mission Indians v. Am. Mgmt. & Amusement,

14674                      SO. CAL. EDISON v. LYNCH
-------------------------------------------------------------------------------

Inc., 824 F.2d 710, 721-22 (9th Cir. 1987), amended by 840
F.2d 1394, 1405-06 (9th Cir. 1988). Due process requires that a party affected by government action be given "the opportunity to be heard at a meaningful time and in a meaningful
manner." Mathews v. Eldridge, 424 U.S. 319, 333 (1976)
(internal quotation marks and citation omitted). In analyzing the constitutional sufficiency of notice, we must consider:

     [f]irst, the private interest that will be affected by the official action; second, the risk of an erroneous
     deprivation of such interest through the procedures
     used, and the probable value, if any, of additional or
     substitute procedural safeguards; and finally, the
     Government's interest, including the function
     involved and the fiscal and administrative burdens
     that the additional or substitute procedural requirement
     would entail.

Id. at 335.

   Although the district court expedited the notice and hearing process in this case, TURN filed an extensive brief raising all of the salient issues. In turn, the district court required
TURN's opponents to file their response brief on an expedited schedule, which they did. TURN does not quantify either the
probable increased value of alternative procedures, or the risk of an erroneous deprivation of the interest through the procedures used. Indeed, TURN does not contend that it was prevented
from presenting its case; its essential complaint is that
the district court did not consider adequately the arguments that TURN made. However, that argument goes to the merits,
not to procedural due process.

   For the same reasons, TURN has not established prejudice.
TURN has failed to demonstrate that the district court's
scheduling order substantially prejudiced TURN's ability to
present its arguments. See Fitch, 472 F.2d at 549 n.5 U.S. v.
Fitch, 472 F.2d 548, 549 n.5 (9th Cir. 1973)(rejecting chal-

                       SO. CAL. EDISON v. LYNCH           14675
-------------------------------------------------------------------------------

lenge to contempt judgment based on insufficient notice
where "[a]ppellants have shown no prejudice."); Hoffman for
and on Behalf of NLRB v. Beer Drivers & Salesmen's Local
Union No. 888, 536 F.2d 1268, 1273 (9th Cir. 1976) (rejecting due process claim based on "insufficient notice of hearing"
because "[t]here is no indication that the parties were not
fully aware of the issues or were in any way deprived of a full opportunity to explore the issues of fact or be heard on the issues of law").

   Given the totality of the circumstances of this case, we cannot say that the expedited briefing schedule deprived TURN
of procedural due process.

                                      VIII

   Contrary to TURN's assertion, the district court did not
violate the Tenth Amendment in approving the Stipulated
Judgment. The application of federal preemption, as sought
by SoCal Edison in its complaint, would not intrude on the
rights reserved under the Tenth Amendment. Further, "[t]o
say that nothing in the Commerce Clause justifies federal regulation of even the intrastate operations of public utilities misapprehends the proper role of the courts in assessing the
validity of federal legislation promulgated under one of Congress'
plenary powers." FERC v. Mississippi, 456 U.S. 742,
753 (1982). "If Congress has the constitutional authority to enact legislation, then the pre-emption question is whether
Congress intended to displace state law in that area, not
whether the existence of state law forbade Congress from regulating."
United States v. Geiger, 263 F.3d 1034, 1040 (9th
Cir. 2001) (citing Lorillard Tobacco Co. v. Reilly, 533 U.S.
525, 540-41 (2001)).

   The district court's approval of the Stipulated Judgment
does not mandate state participation in the enforcement of a federal statutory scheme such as in Printz v. United States,
521 U.S. 898 (1997), nor require a state legislature to adopt

14676               SO. CAL. EDISON v. LYNCH
-------------------------------------------------------------------------------

federal regulations such as in New York v. United States, 505
U.S. 144 (1992). Rather, the judgment simply confirms a settlement of a valid federal preemption claim. The Tenth
Amendment cannot be used to bar enforcement of consensual
judgments. United States v. District of Columbia, 654 F.2d
802, 808 (D.C. Cir. 1981). In short, the district court had the power under Article III to approve a settlement over a suit
alleging federal preemption, and did not unconstitutionally
commandeer California's regulatory apparatus in doing so.

                                       IX

   [1] In sum, none of the substantive arguments based on federal statutory or constitutional law compel reversal of the district court's approval of the Stipulated Judgment. There is,
however, a serious question of whether the agreement
between the Commission and SoCal Edison violated state
law, both in substance and in the procedure by which the
Commission agreed to it. If so, then the Commission lacked
capacity to consent to the Stipulated Judgment, and we would be required to vacate it as void. State officials cannot enter into a federally-sanctioned consent decree beyond their
authority under state law. See Keith v. Volpe, 118 F.3d 1386,
1393 (9th Cir. 1997) (consent decree could not be interpreted to supplant California Outdoor Advertising Act because state agency would not have had authority to agree to such a
decree); Wash. v. Penwell, 700 F.2d 570, 573 (9th Cir. 1983)
(vacating a consent decree that required the state of Oregon to fund a prisoners' legal services program because the state
Attorney General acted beyond his authority and therefore
"the consent decree was void to the extent that it exceeded
defendants' authority").

                                       A

   [2] On a substantive level, there is a serious question as to whether the Stipulated Judgment's ratemaking terms violate
ss.368 of AB 1890. California Public Utilities Codess.368

                      SO. CAL. EDISON v. LYNCH           14677
-------------------------------------------------------------------------------

directed the Commission to set rates "at levels equal to the . . .
rate schedules as of June 10, 1996," to reduce those levels for residential and small-commercial customers by ten percent,
and to maintain those rates until the utility has fully recovered its stranded costs or until March 31, 2002, whichever comes
first. Cal. Pub. Util. Codess.368(a) (emphasis added). Section
368 explicitly states that the utility "shall be at risk for those costs not recovered during that time period." Id.

   [3] The Stipulated Judgment appears to violatess.368 in two respects. First, the settlement expressly maintains the ratefreeze beyond March 31, 2002, in violation ofss.368, and the
settlement expressly does so for the purpose of allowing
SoCal Edison to recover its past procurement costs. The contested language of the Stipulated Judgment reads as follows:

     The Parties hereby agree that during the Recovery
     Period [SoCal Edison] shall recover in retail electric
     rates its Procurement Related Obligations recorded
     in the PROACT [Account for Recovery of Procurement
     Related Obligations established pursuant to
     ss. 2.1(a) of the Agreement]. The Parties acknowledge
     that they each currently project that the maintenance
     of Settlement Rates will likely result in sufficient
     Surplus for [SoCal Edison] to recover substantially
     all of its unrecovered Procurement Related Obligations
     prior to the end of 2003.

Stipulated Judgment,ss.2.2, emphasis added. The agreement
defines "Recovery Period" as:

     the period commencing September 1, 2001 and ending
     on the earlier of the date that [SoCal Edison]
     recovers all Procurement Related Obligations
     recorded in the PROACT or December 31, 2005.
     The Recovery Period includes the Rate Repayment
     Period.

14678                   SO. CAL. EDISON v. LYNCH
-------------------------------------------------------------------------------

Stipulated Judgment,ss.1.1(q), emphasis added. These provisions appear to violatess.368, which clearly limits the utilities
to March 31, 2002 and disallows SoCal Edison from applying
collections past this date to prior procurement costs.

   [4] Second, the settlement also appears to violatess.368's rate-freeze guarantee that protects consumers from price
increases during the transition to a competitive market. The
Stipulated Judgment allows the SoCal Edison to "pocket" for
itself the above-rate-freeze-level rates that the Commission adopted in 2001 solely in order to pay the state for wholesale power the California Department of Water Resources was
procuring for the utilities. As a result, under the Stipulated
Judgment, the SoCal Edison will collect a "surcharge" rate
that is above the rates in effect on June 10, 1996, in violation of ss.368.

   The testimony of the Commission President Loretta Lynch,
in response to the California Legislature's query as to why the
Commission did not agree to the SoCal Edison - Commission
settlement months earlier, supports this conclusion. She
explained as follows:

     MS. LYNCH: Well, actually the Commission is prevented
     under state law under 1890 from allowing
     that recovery, and what we did with the [SoCal Edison]
     settlement was essentially agree to a settlement
     that federal law trumped state law, but the Commission
     on its own could not trump state law. The Commission
     must follow state law.

   We are not dissuaded by SoCal Edison's and the Commission's argument that, whatever restrictionsss.368 may once
have imposed on the Commission, subsequent legislative
changes and Commission decisions have restored the Commission's traditional authority to permit utilities to recover
their costs--specifically, those costs associated with its utility retained generation, which includes its nuclear power plants

                       SO. CAL. EDISON v. LYNCH           14679
-------------------------------------------------------------------------------

and contracts involving Qualifying Facilities--even after the
AB 1890 rate freeze. Most notably, the Appellees cite Assembly
Bill 6X ("AB 6X"), which in 2001 amended or deleted
three provisions of AB 1890, which had previously provided
for the transition from regulated status to unregulated status for utility generation.

   However, AB 6X as well as Assembly Bill 1X ("AB 1X")
were not intended to relieve the utilities of their regulatory bargain but rather to protect the state from further damage due to the utilities' imminent inability to meet their utility obligation of providing power to their customers. The Appellees'
interpretation of AB 1X and AB 6X is contradicted by the fact that the legislature retained Cal. Pub. Util. Codess.ss.367,
368(a), and repeals by implication are "heavily disfavored."
See, e.g., NLRB v. Kolkka, 170 F.3d 937, 941 (9th Cir. 1999).
A finding of implied repeal must be based on a finding that
the legislative body actually formulated the intent to repeal the earlier enactment but somehow failed to carry out that
intent. Kenai Peninsula Borough v. State of Alaska, 612 F.2d
1210, 1214 (9th Cir. 1980) ("There can be no implied repeal
unless the intention of the legislative body to repeal is
clear."). The legislative history here demonstrates no such
intent. Moreover, there is nothing in the 2001 legislation that is inconsistent with the rate-freeze or with holding the utilities to the risk of not fully recovering stranded costs. Finally, both the Commission and SoCal Edison recognized, when AB 1X
and AB 6X were enacted, that these acts left the utilities
responsible for unrecovered stranded costs. Thus, on a substantive level, the Stipulated Judgment appears to violate state
law.

                                       B

   [5] On a procedural level, there is a serious question as to whether the Stipulated Judgment violates state laws, specifically those requiring open government and reasoned decisions
reached upon an evidentiary record. It appears that the Com-

14680                  SO. CAL. EDISON v. LYNCH
-------------------------------------------------------------------------------

mission adopted the agreement with SoCal Edison in violation of both the Bagley-Keene Open Meeting Act ("Bagley-Keene
Act"), Cal. Gov't Codess.ss.11120-11132.5, andss.454 of the
Public Utilities Code.

   [6] First, the Stipulated Judgment seems to violate the
Bagley-Keene Act because the parties approved it in a secret meeting. Section 11126(d)(1), in particular, requires that
"[n]otwithstanding any other provision of law, any meeting of the Public Utilities Commission at which the rates of entities under the commission's jurisdiction are changed shall be
open and public." Cal. Gov't Codess.11126(d)(1) (emphasis
added). The Stipulated Judgment, which extinguished ratepayers'
refund rights, precluded a reduction in rates that were
otherwise subject to reduction, and granted SoCal Edison significant concessions for years to come, changes rates such that
the open meeting requirement ofss.11126(d)(1) is triggered.

   SoCal Edison and the Commission argue that the Stipulated
Judgment does not change existing rates. Rather, in their
view, the agreement obligates the Commission to allow SoCal
Edison to charge existing rates. But the provision of the agreement to which SoCal Edison cites merely defines the phrase
"settlement rates" without saying anything about what the
Commission is obligated to do. See Settlement Agreement,
ss.1.1(w).

   The Commission has claimed that it could settle the litigation in a "closed session" pursuant to section 11126(e)(1) of
the Government Code, which provides that:

     [n]othing in this article shall be construed to prevent
     a state body, based on the advice of its legal counsel,
     from holding a closed session to confer with, or
     receive advice from, its legal counsel regarding
     pending litigation when discussion in open session
     concerning those matters would prejudice the position
     of the state body in the litigation.

                  SO. CAL. EDISON v. LYNCH           14681
-------------------------------------------------------------------------------

Cal. Gov't Codess.11126(e)(1) (emphasis added). However,
ss.11126(e) merely allows the agency to meet in closed session
"to confer with, or receive advice from, its legal counsel
regarding pending litigation"--not to take action, and certainly not to issue regulatory orders. Id.

   [7] Second, the Commission appears to have violated Public
Utilities Codess.454 with its decision to extinguish ratepayer refund rights and to lock in higher rates, without a
public hearing and without findings. Section 454 provides
that:

     [e]xcept as provided in Section 455 [which deals
     with rate schedules not resulting in a rate increase],
     no public utility shall change any rate or so alter any
     classification, contract, practice, or rule as to result
     in any new rate, except upon a showing before the
     commission and a finding by the commission that the
     new rate is justified.

Cal. Pub. Util. Codess.454(a) (emphasis added). California
case law also holds that the Commission must hold a hearing
and issue findings before adopting an order that affects rates.
See Cal. Mfrs. Ass'n v. Pub. Utils. Comm'n, 595 P.2d 98, 102
(Cal. 1979) (annulling the Commission rate-increase decisions for absence of supporting findings and evidence).

   SoCal Edison and the Commission argued below thatss.454
did not apply because the Commission was not changing rates
but rather agreeing not to change rates. The Appellees make
a similar argument on appeal; they maintain thatss.454 applies only when a utility seeks to "increase" rates, not when a utility keeps existing rates in place, as they claim the Stipulated
Judgment provides for.

   However, this argument conforms neither to the text nor to the order or its result. First, as a textual matter, the SoCal Edison -
Commission agreement does far more than just agree

14682                 SO. CAL. EDISON v. LYNCH
-------------------------------------------------------------------------------

not to reduce rates. Under the Stipulated Judgment the Commission agrees not to penalize SoCal Edison for failing to
meet the Commission's capital-structure requirements, not to
"unreasonably withh[o]ld" consent to SoCal Edison's payment
of dividends to shareholders, to allow SoCal Edison up
to $900 million per year in rates for capital additions, to
approve SoCal Edison compromising certain claims against
wholesale-power sellers, and to announce that SoCal Edison
may recover past costs that would not be recoverable under
the TURN Accounting Proposal adopted by the Commission.
Each of these constitutes a "change" in SoCal Edison's rate.

   Second, as an economic matter the agreement will result in huge changes in the rates SoCal Edison customers will pay.
Before the entry of the Stipulated Judgment, any overcollection in rates was subject to refund under the Commission
Decision 01-03-082. After the entry of the Judgment, it is not.
TURN estimates that the SoCal Edison - Commission deal
adds $3.3 billion to ratepayers' electric costs.

                                       C

   [8] As we have noted, as a matter of federal law, state officials cannot enter into a federally-sanctioned consent decree
beyond their authority under state law. In addition, California agencies such as the Commission are explicitly prohibited by the state constitution from agreeing to be enjoined from
enforcing state laws that have not been declared unconstitutional by an appellate court. Article III, section 3.5, of the
California Constitution provides that:

     [a]n administrative agency, including an administrative
     agency created by the Constitution . . . has no
     power . . . (c) [t]o declare a statute unenforceable, or
     to refuse to enforce a statute on the basis that federal
     law or federal regulations prohibit the enforcement
     of such statute unless an appellate court has made a

                         SO. CAL. EDISON v. LYNCH           14683
-------------------------------------------------------------------------------

     determination that the enforcement of such statute is
     prohibited by federal law or federal regulations.

CAL. CONST. art. III,ss.3.5. In assenting to the judgment here, the Commission ("an administrative agency created by the
Constitution," see CAL. CONST. art. XII) was refusing to
enforce both the substantive limits on the utilities' transition cost recovery and the procedures required of the Commission
when making rate orders. By stipulating to the judgment, the
Commission agreed not only to exempt SoCal Edison from
AB 1890 but also to be enjoined from enforcing AB 1890.
Thus, assuming our interpretation of California state law is correct, the Stipulated Judgment must be vacated as void.

                                       D

   [9] However, ours is not the final word on California state law. Federal courts are bound by the pronouncements of the
state's highest court on applicable state law. Davis v. Metro
Productions, Inc., 885 F.2d 515, 524 (9th Cir. 1989). However,
the decisions of California appellate courts provide no
controlling precedent on these issues of state law; thus, this case satisfies the criteria for certification. See Cal. Rules of
Court 29.5(a)(3). Resolution of the state law issues involved in this litigation will have a substantial effect on California law and the citizens of California. Accordingly, principles of comity suggest that those decisions should be made by California courts. Thus, by separate order accompanying this decision,
we certify these issues of state law to the Supreme Court
of California and respectfully request the Court to accept certification.

                                       X

   We affirm the judgment of the district court in all respects, except for the state law claims identified in section IX. We respectfully certify those issues to the Supreme Court of California.
We stay further proceedings in this case pending a

14684                     SO. CAL. EDISON v. LYNCH
-------------------------------------------------------------------------------

response from the Supreme Court of California on the request for certification.

                      AFFIRMED IN PART; CERTIFIED IN PART.